SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                       JUNE 26, 2002 (MAY 25, 2002)

                        BERRY PLASTICS CORPORATION
                        --------------------------
            (Exact name of registrant as specified in charter)

                                 DELAWARE
              (State or Other Jurisdiction of Incorporation)

    33-75706                           35-1813706
(Commission file number)        (IRS employer identification number)


                          BPC HOLDING CORPORATION
                          -----------------------
            (Exact name of registrant as specified in charter)

    DELAWARE                           35-1814673
(State or other jurisdiction    (IRS employer identification number)
of incorporation or organization)


101 OAKLEY STREET, EVANSVILLE, INDIANA          47710
(Address of principal executive offices)     (Zip code)

                              (812) 424-2904
           (Registrants' telephone number, including area code)







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ITEM 5 - OTHER EVENTS

     On May 28, 2002, a press release was issued announcing that BPC Holding Corporation, a Delaware corporation ("Holding"), the parent company of Berry Plastics Corporation, a Delaware corporation ("Berry Plastics"), had entered into an agreement and plan of merger with GS Capital Partners 2000, L.P., a private equity investment fund managed by Goldman, Sachs & Co., pursuant to which GS Berry Acquisition Corp., a Delaware corporation, will merge with and into Holding. The transaction is subject to customary closing conditions, including receipt of financing. A copy of the press release of May 28, 2002 is filed herewith as Exhibit 99.1.

     On June 11, 2002 and June 24, 2002, Holding and Berry Plastics issued a series of press releases related to the debt tender offers and consent solicitations commenced by Holding and Berry Plastics in connection with the merger. Copies of the press releases of June 11, 2002 and June 24, 2002 are filed herewith as Exhibits 99.2 and 99.3, respectively.

ITEM 7 -  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     EXHIBIT NO.        DESCRIPTION
     99.1               Press Release, dated May 28, 2002
     99.2               Press Release, dated June 11, 2002
     99.3               Press Release, dated June 24, 2002







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                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BERRY PLASTICS CORPORATION
                              BPC HOLDING CORPORATION

Dated: June 26, 2002


                              By:/s/ James M. Kratochvil
                                 -------------------------------
                                 James M. Kratochvil
                                 Executive Vice President, Chief Financial
                                 Officer, Treasurer and Secretary of the
                                 entities listed above (Principal Financial
                                 and Accounting Officer)